Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Glen L. Ponczak (Investors) (414) 524-2375

David L. Urban (Investors) (414) 524-2838

Fraser Engerman (Media) (414) 524-2733

Johnson Controls Forecasts Gains in Sales and Earnings in Fiscal 2013

MILWAUKEE, December 19, 2012 — Johnson Controls, Inc. (NYSE: JCI), a global diversified company in the building and automotive industries, announced today that it expects to post higher sales and earnings in fiscal 2013 despite a challenging economic environment.

The Company is presenting its fiscal 2013 forecast to financial analysts today in New York. Highlights include:

•	Consolidated net sales of approximately $43.5 billion, up 3 to 4 percent

•	Year-on-year segment income improvement of approximately 10%

•	Diluted earnings per share of approximately $2.60 to $2.70, which is level to 4 percent higher than fiscal 2012

•	Sales and segment income improvement in all four of its businesses

•	Continued capital investment to support growth and margin expansion opportunities

From a market perspective, Johnson Controls said that compared with 2012 markets, it expects slightly higher 2013 automotive production in North America and China with lower production in Europe. Global non-residential construction spending is forecast to be relatively flat in 2013 as strength in emerging markets, especially Asia, offsets anticipated softness in North America and Europe.

The Company said it believes it is positioned to grow faster than its underlying markets with improved profitability over the long term.

“While we recognize the challenges of the near-term global economy, we believe our unique strengths will enable Johnson Controls to outperform our underlying markets. We have added management capacity and depth with talent from outside JCI to further leverage of our competitive advantages,” said Stephen A. Roell, chairman and chief executive officer of Johnson Controls. “The company continues to benefit from growth opportunities stemming from our investments in technology and

Exhibit 99.1

global expansion. We remain committed to investing for future growth and profit improvement and are confident that our 2013 strategies and improvement initiatives position us to improve shareholder value over the long term.”

2013 Business Segment Financial Outlook

Johnson Controls provided sales and margin guidance for each of its four business units in 2013.

Automotive Seating 2013 sales are forecast to gain approximately 2 percent, reflecting higher production volumes in North America, partially offset by the lower production environment in Europe. Segment margins are expected to be approximately 4.2 to 4.4 percent in 2013 as the negative impact of lower European production offsets improvements in operational efficiency and the benefits from recent cost reduction initiatives.

Automotive Electronics and Interiors 2013 sales are projected to increase approximately 2 percent, reflecting higher volumes in Asia, partially offset by lower electronics sales in Europe. Operating leverage and operational improvements, offset by investment in electronics product development are forecast to result in margins of approximately 1.9 to 2.1 percent in 2013.

The combined automotive backlog for 2013 to 2015 is $3.7 billion, approximately level with the 2012 to 2014 period due to a lower assumed auto production rate in Europe.

Power Solutions 2013 sales are estimated to increase approximately 10 to 12 percent due to higher battery volumes across all regions and channels, led by higher production in China, market share growth and increasing market demand for AGM batteries which are used in Start-Stop vehicles. Segment margins are expected to be approximately 14.6 to 14.8 percent in 2013 led by operating leverage, an improved product mix and continued operational improvements, offset by lead recoveries.

Building Efficiency sales are forecast to increase 2 to 4 percent in 2013 due to growth in emerging markets and a moderate recovery in North America Systems and Service. Segment margins are expected to increase approximately 50 basis points to 6.4 to 6.5 percent in 2013, due to improved operating leverage, pricing actions and the benefits of earlier cost reduction initiatives.

Johnson Controls expects to make capital investments of $1.4 billion in 2013 vs. $1.8 billion in 2012. Approximately 80% of the company’s capital expenditures in 2013 are associated with growth and margin expansion opportunities. The higher capital expenditures focus on increased manufacturing capacity for AGM batteries and on expansion in emerging markets. The increased investments also will support a higher level of Automotive Experience new business launches in 2013.

Mid-Term Financial Outlook (Through 2017)

Today, Johnson Controls also provided mid-term margin guidance for each of its four businesses.

Exhibit 99.1

Automotive Seating forecasts annual margin expansion of 30 to 40 basis points due to benefits from vertical integration, operational improvements and better quoting disciplines. Longer-term, the company believes margins could improve to 7 to 8 percent.

Annual margin expansion of 60 to 70 basis points over the mid-term is projected for Automotive Electronics and Interiors driven by higher profitability in Electronics, an operational turnaround in Interiors and cost improvement initiatives. Over the next few years, margin could increase to 4 to 6 percent.

Power Solutions forecasts 200 basis points of margin expansion by 2017 led by an improved product mix, manufacturing improvements, and benefits from vertical integration.

Building Efficiency expects annual margin expansion of approximately 40 to 50 basis points due to improved supply chain management, business model changes, and growth in emerging markets.

The Strategic Review and 2013 Outlook Meeting begins at 8:30 a.m. Eastern Time today. A webcast of the event and presentation materials are available in the “Investors” section of www.johnsoncontrols.com.

About Johnson Controls

Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 170,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and interior systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2012, Corporate Responsibility Magazine recognized Johnson Controls as the #5 company in its annual “100 Best Corporate Citizens” list. For additional information, please visit http://www.johnsoncontrols.com.

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FORWARD-LOOKING STATEMENT

Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors,

Exhibit 99.1

some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls’ most recent Annual Report on Form 10-K for the year ended September 30, 2012 and Johnson Controls’ subsequent Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

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